Exhibit 10.15

LOCKUP AGREEMENT

This LOCK-UP AGREEMENT (the “Agreement”) is made as of this 29th day of April, 2011, by and among Perf Go-Green Holdings Inc. (the “Holder”), EcoReady Corporation, a Florida corporation (the “Company”), Whalehaven Capital Fund Limited (“Whalehaven”), Alpha Capital Anstalt (“Alpha Capital”), and Chestnut Ridge Capital LLC, a (“Chestnut Ridge,” and together with Whalehaven and Alpha Capital, the “Investor Group”), in connection with the Holder’s ownership of shares of the Company’s common stock.

W I T N E S S E T H :

WHEREAS, as of the date hereof, the Holder is the beneficial owner of [—] shares of Common Stock;

WHEREAS, on December 23, 2010, the Company issued three convertible promissory notes, in the aggregate amount of $252,000, to each respective member of the Investor Group (the “Notes”);

WHEREAS, both the Company and the Holder desire that the Investor Group convert the Notes; and

WHEREAS, in order to induce the Investor Group to convert the Notes, and in recognition of the benefit that such conversion would confer upon the Holder as a stockholder of the Company, the Holder agrees to lock-up a portion of the Holder’s shares.

NOW THEREFORE, for good and valuable consideration, the sufficiency and receipt of which consideration is hereby acknowledged, the Holder agrees as follows:

1.	Lock-Up Period.

The Holder agrees that, for a period of eighteen (18) months, commencing on the date of this Agreement (the “Lock-Up Period”), the Holder shall be subject to the lock-up restrictions specified in Section 2 below.

2.	Sale Restriction.

(a) Holder hereby agrees that, during the Lock-Up Period, the Holder shall not sell, transfer or otherwise dispose of more than [—] shares of Common Stock (the “Lock-Up”).  In addition, the Holder shall not sell any options, warrants or other rights to purchase shares of Common Stock or any other security of the Company which Holder owns or has a right to acquire as of the date hereof, other than in connection with an offer made to all shareholders of the Company in connection with a merger, consolidation or similar transaction involving the Company.  The Holder further agrees that the Company is authorized to and the Company agrees to place “stop orders” on its books to prevent any transfer of shares of Common Stock or other securities of the Company held by Holder in violation of this Agreement.  The Company agrees not to allow any transaction to occur that is inconsistent with this Agreement.

(b) Any subsequent issuance to and/or acquisition by Holder of Common Stock or options or instruments convertible into Common Stock will be subject to the provisions of this Agreement.

(c) Notwithstanding the foregoing restrictions on transfer, the Holder may, at any time and from time to time during the Lock-Up Period, transfer the Common Stock (i) as bona fide gifts or transfers by will or intestacy, (ii) to any trust for the direct or indirect benefit of the undersigned or the immediate family of the Holder, provided that any such transfer shall not involve a disposition for value, (iii) to a partnership which is the general partner of a partnership of which the Holder is a general partner, provided, that, in the case of any gift or transfer described in clauses (i), (ii) or (iii), each donee or transferee agrees in writing to be bound by the terms and conditions contained herein in the same manner as such terms and conditions apply to the undersigned. For purposes hereof, “immediate family” means any relationship by blood, marriage or adoption, not more remote than first cousin.

(d) Notwithstanding the foregoing restrictions on transfer, at any time during the Lock-Up Period, the Investor Group shall have the ability to waive the Lock-Up by express written consent delivered to the Company.

3.	Miscellaneous.

(a) At any time, and from time to time, after the signing of this Agreement, Holder will execute such additional instruments and take such action as may be reasonably requested by the Company and the Investor Group to carry out the intent and purposes of this Agreement.

(b) This Agreement shall be governed by and construed in accordance with the laws of the State of New York without regard to principles of conflicts of laws.  Any action brought by either party against the other concerning the transactions contemplated by this Agreement shall be brought only in the state courts of New York or in the federal courts located in the state of New York.  The parties to this Agreement hereby irrevocably waive any objection to jurisdiction and venue of any action instituted hereunder and shall not assert any defense based on lack of jurisdiction or venue or based on forum non conveniens. The parties executing this Agreement and any other agreements referred to herein or delivered in connection herewith agree to submit to the in personam jurisdiction of such courts and hereby irrevocably waive trial by jury.  The prevailing party shall be entitled to recover from the other party its reasonable attorneys’ fees and costs.  In the event that any provision of this Agreement or any other agreement delivered in connection herewith is invalid or unenforceable under any applicable statute or rule of law, then such provision shall be deemed inoperative to the extent that it may conflict therewith and shall be deemed modified to conform with such statute or rule of law.  Any such provision which may prove invalid or unenforceable under any law shall not affect the validity or enforceability of any other provision of any agreement.  Notices hereunder shall be given in the same manner as set forth in the Subscription Agreement.  Each party hereby irrevocably waives personal service of process and consents to process being served in any suit, action or proceeding in connection with this Agreement or any other Transaction Document by mailing a copy thereof via registered or certified mail or overnight delivery (with evidence of delivery) to such party at the address in effect for notices to it under the Subscription Agreement and agrees that such service shall constitute good and sufficient service of process and notice thereof.  Nothing contained herein shall be deemed to limit in any way any right to serve process in any other manner permitted by law.

(c) The restrictions on transfer described in this Agreement are in addition to and cumulative with any other restrictions on transfer otherwise agreed to by the Holder or to which the Holder is subject to by applicable law.

(d) This Agreement shall be binding upon Holder, its legal representatives, successors and assigns.

(e) This Agreement may be signed in counterparts and delivered by facsimile signature and delivered electronically.

(f) The Company agrees not to take any action or allow any act to be taken which would be inconsistent with this Agreement.

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IN WITNESS WHEREOF, and intending to be legally bound hereby, the parties hereto have executed this Agreement as of the day and year first above written.

HOLDER:

PERF GO-GREEN HOLDINGS, INC.

By:	/s/ Michael Caridi
Name:	Michael Caridi
Title:	Chief Operating Officer

COMPANY:

ECOREADY CORPORATION

By:	/s/ Boris Rubizhevsky
Name:	Boris Rubizhevsky
Title:	Chief Executive Officer

INVESTOR GROUP:

WHALEHAVEN CAPITAL FUND LIMITED

By:	/s/ Eric Weisblum
Name:	Eric Weisblum
Title:	President

ALPHA CAPITAL ANSTALT

By:	/s/ KONRAD ACKERMAN
Name:	KONRAD ACKERMAN
Title:

CHESTNUT RIDGE CAPITAL LLC

By:	/s/ Kenneth Holz
Name:	Kenneth Holz
Title:	CFO